                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                   FORM 8-K


                               CURRENT REPORT


                        -----------------------------


                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 24, 2001



                   INTERNATIONAL BANCSHARES CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                      COMMISSION FILE NUMBER 0-9439



              TEXAS                                               74-2157138
---------------------------------                            -------------------
  (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)



1200 SAN BERNARDO, LAREDO, TEXAS                                  78040-1359
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)



    (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE) (956) 722-7611



                                  NONE
                                  ----
      (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.           OTHER EVENTS

              ON JULY 24, 2001, INTERNATIONAL BANCSHARES CORPORATION ("IBC") ISSUED A NEWS RELEASE ANNOUNCING THAT ITS BOARD OF DIRECTORS AUTHORIZED IBC TO EXPAND ITS STOCK REPURCHASE PROGRAM. IBC IS NOW AUTHORIZED TO REPURCHASE UP TO $60 MILLION OF ITS COMMON STOCK THROUGH DECEMBER 2002, COMPARED TO THE PRIOR AUTHORIZATION OF $45 MILLION THROUGH DECEMBER 2001. STOCK REPURCHASES MAY BE MADE FROM TIME TO TIME, ON THE OPEN MARKET OR THROUGH PRIVATE TRANSACTIONS. SHARES REPURCHASED IN THIS PROGRAM WILL BE HELD IN TREASURY FOR REISSUE FOR VARIOUS CORPORATE PURPOSES, INCLUDING EMPLOYEE STOCK OPTION PLANS. AS OF JULY 20, 2001, A TOTAL OF 969,358 SHARES HAD BEEN REPURCHASED UNDER THIS PROGRAM AT A TOTAL COST OF APPROXIMATELY $39 MILLION, WHICH SHARES ARE NOW REFLECTED AS 1,346,394 SHARES OF TREASURY STOCK AS ADJUSTED FOR STOCK DIVIDENDS. THE COMPANY CURRENTLY HAS INVESTED APPROXIMATELY $60 MILLION IN TREASURY SHARES, WHICH AMOUNT HAS BEEN ACCUMULATED SINCE THE INCEPTION OF THE COMPANY.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

              c.  EXHIBITS

                  THE FOLLOWING EXHIBIT IS FILED AS PART OF THIS REPORT:

                  (99) NEWS RELEASE OF INTERNATIONAL BANCSHARES CORPORATION DATED JULY 24, 2001.















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                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.



                          INTERNATIONAL BANCSHARES CORPORATION
                                      (REGISTRANT)



                          BY:   /s/ DENNIS E. NIXON
                             ----------------------
                                DENNIS E. NIXON, PRESIDENT,
                                AND CHIEF EXECUTIVE OFFICER


DATE: JULY 24, 2001


























                                       3

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                                EXHIBIT INDEX



EXHIBIT                                                 PAGE
NUMBER           DESCRIPTION                           NUMBER
------           -----------                           ------
  99             NEWS RELEASE OF INTERNATIONAL            5
                 BANCSHARES CORPORATION DATED
                 JULY 24, 2001




























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